Exhibit 99.1

Upland Software Announces Acquisition, Raises Guidance

Accretive acquisition of cloud-based customer reference solution is next step in building sales enablement software suite.
AUSTIN, Texas, June 28, 2018 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced that it has acquired RO Innovation, a leading cloud-based customer reference solution for creating, deploying, managing, and measuring customer reference and sales enablement content. RO Innovation will be combined with Qvidian, Upland's powerful, cloud-based RFP and sales proposal automation solution, as Upland builds an industry-leading sales enablement product suite. The acquisition adds approximately $6.0 million in annualized revenues and will be immediately accretive to Upland's Adjusted EBITDA per share.
"We are pleased to welcome RO Innovation and their valued customers, users, and partners to Upland," said Jack McDonald, chairman and CEO of Upland Software. "This acquisition is an important step in building out a sales enablement suite of solutions within our Workflow Automation product family.”
“The RO Innovation application is the fastest and easiest way to create, deploy, manage and measure customer reference and sales enablement content,” said Sean Nathaniel, CTO and SVP of Workflow Automation Solutions for Upland Software. “We look forward to integrating RO Innovation with Qvidian in order to serve the $400+ million annual sales enablement software market1 by delivering comprehensive workflow solutions tailored for high-growth sales organizations.”
The purchase price paid for RO Innovation was $12.5 million in cash at closing, net of cash acquired, and a $1.75 million cash holdback payable in 12 months (subject to indemnification claims). The foregoing excludes any potential future earn-out payments tied to additional performance-based goals. Upland expects the acquisition to generate annual revenue of approximately $6.0 million, of which $5.0 million is recurring, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting, estimated at $0.5 million for the remainder of 2018. The acquisition is within Upland's target range of 5-8x pro forma Adjusted EBITDA and will generate an estimated $2.5 million in Adjusted EBITDA annually. The acquisition will be immediately accretive to Upland's Adjusted EBITDA per share.

Upland paid the purchase price at closing out of cash on hand, leaving Upland’s gross debt outstanding unchanged at approximately $163 million, with debt, net of cash on hand, at approximately $145 million. Further details regarding the transaction can be obtained in the Form 8-K filed on June 28, 2018.

Business Outlook
Upland today also announced that it has raised its full year 2018 guidance to reflect the RO Innovation acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in 2018 revenue guidance below is net of an estimated $0.5 million reduction for a deferred revenue discount as a result of GAAP purchase accounting and all guidance adjustments are prorated for an effective closing date of June 30, 2018.
For the full year ending December 31, 2018, Upland expects reported total revenue to be between $135.7 and $138.7 million, including subscription and support revenue between $121.8 and $124.8 million, for growth in recurring revenue of 44% at the mid-point over the year ended December 31, 2017. Adjusted EBITDA is expected to be between $48.1 and $50.1 million, representing growth of 62% at the mid-point over the year ended December 31, 2017. The transaction will be immediately accretive to Upland’s Adjusted EBITDA per share.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments; automate document-intensive business processes; and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 4,000 customers and over 450,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
About RO Innovation
RO Innovation activates the voice of your best customers to accelerate revenue in the B2B sales process. Operating as the critical link between customer advocates, buyer needs and sales activity, RO’s platform drives new revenue by connecting Customer

Reference Management with Sales Enablement. To learn more, visit www.ROInnovation.com.
Needham & Company acted as exclusive financial advisor to RO Innovation.
Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.

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Media Contact:
Christina Turner
1.833.UPLAND1 (Press 4 for Media Relations)
media@uplandsoftware.com

1.
Travis, T. (2017, September 6). Sales Enablement Platforms Expand the SalesTech Stack [Blog post]. Retrieved from https://blogs.gartner.com/tad-travis/2017/09/06/sales-enablement-platforms-expand-the-salestech-stack/